FOR IMMEDIATE RELEASE

Contact:

DARA BioSciences

Lynn Morris

Sr. Mgr., Investor Relations & Corporate Operations

(919) 872-5578
DARA BioSciences ANNOUNCES GOING CONCERN AND NASDAQ NOTICE

RALEIGH, N.C., April 10, 2009-DARA Biosciences, Inc. (NASDAQ: DARA)("DARA" or the "Company"), a development-stage pharmaceutical company, announced today that the audit report accompanying the financial statements for the fiscal year ended December 31, 2008, as included in the Company's Annual Report on 10 -K filed on March 31, 2009, contained a going concern qualification. NASDAQ Marketplace Rule 4350(b)(1)(B) requires that a public announcement be made regarding the receipt of an audit opinion that contains a going concern qualification.

DARA also announced in compliance with NASDAQ Marketplace Rule 4803(a) that on April 6, 2009, it received notice from the Staff of The NASDAQ Stock Market (the "Staff") that the Company no longer satisfies Marketplace Rule 4310(c)(3), which requires a listed company to maintain a minimum stockholders' equity of $2.5 million, at least $35 million in market value of listed securities, or a minimum $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years for continued listing on The NASDAQ Capital Market (the "Rule"). The Staff's notice has no effect on the Company's listing at this time.

In accordance with NASDAQ's Marketplace Rules, DARA has 15 calendar days from the NASDAQ's notice, through April 21, 2009, to submit a plan to regain compliance with the Rule (the "Plan") setting forth, among other things, anticipated corporate and financing events that will improve the Company's overall financial condition. The Staff will provide the Company with written notification of its decision to accept or reject the Plan. If the Plan is accepted, the Staff can grant an exception of up to 105 calendar days, through July 20, 2009, for the Company to evidence compliance with the Rule by maintaining a minimum $35 million market value of its common stock for at least 10 consecutive business days or stockholders' equity of at least $2.5 million. If the Staff does not accept the Plan, the Company may appeal the Staff's determination to a Listing Qualifications Panel, which appeal will typically stay any delisting action by the Staff pending the Listing Qualifications Panel's consideration of the matter. The Company has developed a Plan which it will submit to NASDAQ for review prior to April 21.

About DARA BioSciences, Inc.

DARA is a Raleigh, North Carolina-based development-stage pharmaceutical company that acquires and develops promising drug candidates. DARA focuses its therapeutic development efforts on small molecules from late preclinical development through phase 2 clinical trials. DARA has a portfolio of drug candidates for neuropathic pain, type 2 diabetes, and psoriasis. For more information please contact the Company at 919-872-5578 or visit our web site at www.darabio.com.

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934 as amended relating to, among other things, DARA's expectations concerning the continued listing of its common stock on the NASDAQ Stock Market, expectations regarding its cash resources and management's plans, objectives and strategies. Such forward -looking statements are subject to factors that could cause actual results to differ materially for DARA from those projected. Those factors include risks and uncertainties relating to DARA's ability to regain compliance with NASDAQ continued listing requirements, DARA's current cash position and its need to raise additional capital in the near term in order to be able to continue operations, DARA's ability to develop and bring new products to market as anticipated, the current regulatory environment in which the Company develops and sells its products, the market acceptance of those products, dependence on partners, successful performance under collaborative and other commercial agreements, competition, the strength of DARA's intellectual property, the intellectual property of others, and other risk factors identified in the documents DARA has filed, or will file, with the Securities and Exchange Commission. Copies of DARA's filings with the SEC may be obtained from the SEC Internet site at http://www.sec.gov. DARA expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward -looking statements contained herein to reflect any change in DARA's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based. DARA BioSciences and the DARA logo are trademarks of DARA BioSciences, Inc.